Exhibit T3A.16

CERTIFICATE OF INCORPORATION No. 943475 I hereby certify that RIMROCK (U.K.) LIMITED is this day incorporated under the Companies Acts 1948 to 1967 and that the Company is Limited. Given under my hand at London the 2nd December, 1960. Assistant Registrar of Companies

CERTIFICATE OF INCORPORATION ON CHANGE OF NAME No. 943475 I hereby certify that RIMROCK (U.K.) LIMITED having by special resolution and with the approval of the Secretary of State changed its name, is now incorporated under the name of BEN-ODECO LIMITED Given under my hand at London the 15th July 1974 /s/ N.Taylor N. TAYLOR Assistant Registrar of Companies

FILE COPY CERTIFICATE OF INCORPORATION ON CHANGE OF NAME No. 943475 I hereby certify that BEN-ODECO LIMITED having by special resolution changed its name, is now incorporated under the name of DIAMOND M-ODECO LIMITED Given under my hand at the Companies Registration Office, Cardiff the 17 SEPTEMBER 1992 an authorised officer

FILE COPY CERTIFICATE OF INCORPORATION ON CHANGE OF NAME No. 943475 I hereby certify that DIAMOND M-ODECO LIMITED having by special resolution changed its name, is now incorporated under the name of DIAMOND OFFSHORE LIMITED Given under my hand at the Companies Registration Office, Cardiff the 21 MAY 1993 an authorised officer